                                                                      EXHIBIT 11

PRECISION AEROTECH, INC.

SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
THREE MONTHS ENDED JANUARY 31, 1995 AND 1994
(IN THOUSANDS EXCEPT PER SHARE DATA)

                                              Three Months Ended      Nine Months Ended
                                                  January 31             January 31
                                              -------------------    -------------------
                                                1995       1994       1995        1994
                                              -------     -------    -------     -------
Loss from operations                          $  (606)    $(1,047)   $  (601)    $(2,196)
                                              -------     -------    -------     -------
Undeclared cumulative preferred dividends           -          61          -         182
                                              -------     -------    -------     -------
Loss from continuing operations                  (606)     (1,108)      (601)     (2,378)

Gain from discontinued operations                   -         175          -         175
                                              -------     -------    -------     -------

Loss attributable to common shareholders      $  (606)    $  (933)   $  (601)    $(2,203)
                                              =======     =======    =======     =======
Per share amounts:

Loss from continuing operations               $  (.77)    $(32.13)   $  (.76)    $(68.96)
Gain from discontinued operations                   -        5.07          -        5.07
  Net loss                                    $  (.77)    $(27.06)   $  (.76)    $(63.89)
                                              =======     =======    =======     =======

Weighted average number of
 shares outstanding                           789,250      34,483    789,250      34,483
                                              =======     =======    =======     =======



Note: Per share data for the three months and nine months ended January 31, 1994, has been restated for the 1-for-100 reverse stock split completed the prior year.